Exhibit 99.2

Risk Factors

Because of the following factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline and you could lose all or part of your investment.

The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” included our Quarterly Report on Form 10-Q for the six months ended June 30, 2013, filed with the SEC on July 29, 2013.

Risks Associated with Our Business, Industry and Market Conditions

The success of our business depends on sustaining or growing our royalty and contract revenue and the failure to achieve such revenue would lead to a material decline in our results of operations.

Our revenue consists mainly of patent and solutions license fees paid for access to our patents and developed technology and development and support services provided to our customers. Our ability to secure the licenses from which our revenues are derived depends on our customers’ adopting our technology and using it in the products they sell. If we do not achieve our revenue goals, our results of operations could decline.

Our revenue is concentrated in a few customers, and if we lose any of these customers, our revenue may decrease substantially.

We continue to have a high degree of revenue concentration. Our top five customers represented approximately 66% and 72% of our revenue for the six months ended June 30, 2013 and 2012, respectively. For the six months ended June 30, 2013, revenue from Samsung accounted for 10% or more of our total revenue. For the six months ended June 30, 2012, revenue from NVIDIA and Samsung each accounted for 10% or more of our total revenue. As a result of our settlement with Samsung in January 2010, Samsung has accounted for a significant portion of our ongoing licensing revenue since 2010 as reflected above.  As a result of our settlement with SK Hynix in June 2013, we expect SK Hynix to account for a significant portion of our licensing revenue in the future. Elpida, one of our top five customers, recently underwent a change of control on July 31, 2013, through an acquisition of 100% of its outstanding equity by Micron Technology, Inc. The impact of this consolidation with respect to our relationship with Elpida is uncertain at this time, but may have a material adverse effect on our operating results and financial condition. We expect to continue to experience significant revenue concentration for the foreseeable future as a result of the addition of new contracts, expiration or termination of existing contracts pursuant to their terms, renewal of existing contracts, and industry consolidation.

In addition, our license agreements are complex and some of our license agreements contain terms that require us to provide certain customers with the lowest royalty rate that we provide to other customers for similar technologies, volumes and schedules. These clauses may be subject to interpretation and may limit our ability to effectively price differently among our customers, to respond quickly to market forces, or otherwise to compete on the basis of price. These clauses may also require us to reduce royalties payable by existing customers when we enter into or amend agreements with other customers. Any adjustment that reduces royalties from current customers or licensees may have a material adverse effect on our operating results and financial condition.

We continue to be in negotiations with customers and prospective customers to enter into license agreements or renew the term of existing license agreements. Furthermore, any future agreement, including our recently announced agreements with SK Hynix and STMicroelectronics may trigger our obligation to offer comparable terms or modifications to agreements with our existing customers, which may be less favorable to us than the existing license terms. We expect royalties will continue to vary based on our success in renewing existing license agreements and adding new customers, as well as the level of variation in our customers’ reported shipment volumes, sales price and mix, offset in part by the proportion of customer payments that are fixed. In particular, under our license agreement with Samsung, the license fees payable by Samsung are subject to certain adjustments and conditions relating to Samsung’s DRAM revenue, and we therefore cannot provide assurances that the revenues generated by this license will not decline in the future.  Samsung’s obligation to make payments to us under this agreement will expire at the end of 2014.  A number of our other material license agreements are also scheduled to expire in 2014 and 2015. In addition, some of our material license agreements may contain rights by the customer to terminate for convenience, or upon certain other events, such as a change of control, material breach, insolvency or bankruptcy proceedings.  If we are unsuccessful in entering into license agreements with new customers, and in particular our license agreement with Samsung, or renewing license agreements with existing customers on favorable terms or at all, or if they are terminated, our results of operations may decline significantly.

We have traditionally operated in industries that are highly cyclical and competitive.

Our target customers are companies that develop and market high volume business and consumer products in semiconductors, computing, tablets, handheld devices, mobile applications, gaming and graphics, high definition televisions and displays, general lighting, cryptography and data security. The electronics industry is intensely competitive and has been impacted by price erosion, rapid technological change, short product life cycles, cyclical market patterns and increasing foreign and domestic competition. We are subject to many risks beyond our control that influence whether or not we are successful in winning target customers or retaining existing customers, including, primarily, competition in a particular industry, market acceptance of our customers’ products and the financial resources of our customers. In particular, some DRAM manufacturers have suffered material losses and other adverse effects to their businesses, leading to industry consolidation that may result in loss of revenues under our existing license agreements or loss of target customers. As a result of ongoing competition in the industries we operate in, we may achieve a reduced number of licenses or experience tightening of customers’ operating budgets, difficulty or inability of our customers to pay our licensing fees, extensions of the approval process for new licenses or consolidation among our customers, all of which may adversely affect the demand for our technology and may cause us to experience substantial fluctuations in our operating results.

In order to grow, we may have to invest more resources in research and development than anticipated, which could increase our operating expenses and negatively impact our operating results.

If new competitors, technological advances by existing competitors, and/or development of new technologies or other competitive factors require us to invest significantly greater resources than anticipated in our research and development efforts, our operating expenses would increase. If we are required to invest significantly greater resources than anticipated in research and development efforts without a commensurate increase in revenue, our operating results could decline. We expect these expenses to increase in the foreseeable future as our technology development efforts continue.

If our counterparties are unable to fulfill their financial and other obligations to us, our business and results of operations may be affected adversely.

Any downturn in economic conditions or other business factors could threaten the financial health of our counterparties, including companies with whom we have entered into licensing arrangements, settlement agreements or that have been subject to litigation judgments that provide for future payments to us, and their ability to fulfill their financial and other obligations to us. Such financial pressures on our counterparties may eventually lead to bankruptcy proceedings or other attempts to avoid financial obligations that are due to us under licenses, settlement agreements or litigation judgments. Because bankruptcy courts have the power to modify or cancel contracts of the petitioner which remain subject to future performance and alter or discharge payment obligations related to pre-petition debts, we may receive less than all of the payments that we would otherwise be entitled to receive from any such counterparty as a result of bankruptcy proceedings.

Our business and operations could suffer in the event of security breaches.

Attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts, which might be related to industrial or other espionage, include covertly introducing malware to our computers and networks and impersonating authorized users, among others. We seek to detect and investigate all security incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude and effects. While we have not identified any material incidents of unauthorized access to date, the theft, unauthorized use or publication of our intellectual property and/or confidential business information could harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives or otherwise adversely affect our business. To the extent that any future security breach results in inappropriate disclosure of our customers’ confidential information, we may incur liability. We expect to continue to devote significant resources to the security of our information technology systems.

Failures in our products and services or in the products of our customers, including those resulting from security vulnerabilities, defects or errors, could harm our business.

Because the techniques used by hackers to access or sabotage secure chip and other technologies change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and may not address them in our data security technologies. Furthermore, our data security technologies may also fail to detect or prevent security breaches due to a number of reasons such as the evolving nature of such threats and the continual emergence of new threats. An actual or perceived security breach of our customers or their end-customers, regardless of whether the breach is attributable to the failure of our data security technologies, could adversely affect the market’s perception of our security technologies. We may not be able to correct any security flaws or vulnerabilities promptly, or at all. Any breaches, defects, errors or vulnerabilities in our data security technologies could result in:

•                  expenditure of significant financial and research and development resources in efforts to analyze, correct, eliminate or work around breaches, errors or defects or to address and eliminate vulnerabilities;

•                  financial liability to customers for breach of certain contract provisions;

•                  loss of existing or potential customers;

•                  delayed or lost revenue;

•                  delay or failure to attain market acceptance;

•                  negative publicity, which will harm our reputation; and

•                  litigation, regulatory inquiries or investigations that may be costly and harm our reputation.

We do not have extensive experience in manufacturing and marketing products, and as a result, will rely on sales and distribution channels for our products, such as our lighting solutions.  If we are unable to secure sales and distribution channels or do not manage them successfully, our operating results could be adversely affected.

In order to grow our business, we will need to work with various partners to enable them to sell and deploy our solutions. We may be unable to successfully establish and expand the effectiveness of our distribution channels.  If our channel partners do not effectively market and sell our solutions, if they choose to place greater emphasis on products of their own or those offered by our competitors, or if they fail to meet the needs of our customers, our ability to grow our business and our operating results may be adversely affected.

Warranty and product liability claims brought against us could cause us to incur significant costs and affect our results as well as our reputation and relationships with customers. As a result of product liability claims, our operating results could be adversely affected.

We may from time to time be subject to warranty and product liability claims with regard to product performance and effects of our lighting solutions. We could incur losses as a result of repair and replacement costs in response to customer complaints or in connection with the resolution of contemplated or actual legal proceedings relating to such claims. In addition to potential losses arising from claims and related legal proceedings, product liability claims could affect our reputation and our relationship with customers.

Some of our revenue is subject to the pricing policies of our customers over whom we have no control.

We have no control over our customers’ pricing of their products and there can be no assurance that licensed products will be competitively priced or will sell in significant volumes. Any premium charged by our customers in the price of memory and controller chips over alternatives must be reasonable. If the benefits of our technology do not match the price premium charged by our customers, the resulting decline in sales of products incorporating our technology could harm our operating results.

Our licensing cycle is lengthy and costly, and our marketing and licensing efforts may be unsuccessful.

The process of persuading customers to adopt and license our chip interface, lighting, display, data security and other technologies can be lengthy.  Even if successful, there can be no assurance that our technologies will be used in a product that is ultimately brought to market, achieves commercial acceptance or results in significant royalties to us. We generally incur significant marketing and sales expenses prior to entering into our license agreements, generating a license fee and establishing a royalty stream from each customer. The length of time it takes to establish a new licensing relationship can take many months or even years. In addition, our ongoing intellectual property litigation and regulatory actions have and will likely continue to have an impact on our ability to enter into new licenses and renewals of licenses. We may incur costs in any particular period before any associated revenue stream begins, if at all. If our marketing and sales efforts are very lengthy or unsuccessful, then we may face a material adverse effect on our business and results of operations as a result of a failure to obtain or an undue delay in obtaining royalties.

Future revenue is difficult to predict for several reasons, and our failure to predict revenue accurately may result in our stock price declining.

Our lengthy license negotiation cycle and our ongoing intellectual property litigation make our future revenue difficult to predict because we may not be successful in entering into licenses with our customers on our estimated timelines and we are often reliant on lengthy litigation timelines for any results or settlements.

In addition, while some of our license agreements provide for fixed, quarterly royalty payments, many of our license agreements provide for volume-based royalties, and may also be subject to caps on royalties in a given period. The sales volume and prices of our customers’ products in any given period can be difficult to predict. As a result, our actual results may differ substantially from analyst estimates or our forecasts in any given quarter.

Furthermore, a portion of our revenue comes from development and support services provided to our customers. Depending upon the nature of the services, a portion of the related revenue may be recognized ratably over the support period, or may be recognized according to contract accounting. Contract revenue accounting may result in deferral of the service fees to the completion of the contract, or may be recognized over the period in which services are performed on a percentage-of-completion basis. There can be no assurance that the product development schedule for these projects will not be changed or delayed.

All of these factors make it difficult to predict future revenue and may result in our missing previously announced earnings guidance or analysts’ estimates which would likely cause our stock price to decline.

If we are unable to attract and retain qualified personnel, our business and operations could suffer.

Our success is dependent upon our ability to identify, attract, compensate, motivate and retain qualified personnel, especially engineers, senior management and other key personnel.  Our employee turnover has accelerated in the past year as a result of the reduction in our workforce in August 2012 and voluntary separations. The loss of the services of any key employees could be disruptive to our development efforts or business relationships and could cause our business and operations to suffer.

We have in the past made and may in the future make acquisitions or enter into mergers, strategic transactions, sales of assets or other arrangements that may not produce expected operating and financial results.

From time to time, we engage in acquisitions, strategic transactions and strategic investments. We have completed a number of acquisitions from 2009 to 2012, including the acquisition of CRI in 2011, our largest acquisition to date. Many of our acquisitions or strategic investments entail a high degree of risk, and such investments may not become liquid for several years after the date of the investment, if at all. Our acquisitions or strategic investments may not generate the financial returns we expect, and we may be subject to liabilities that either are not covered by indemnification protection we may obtain or become subject to litigation. Achieving the anticipated benefits of business acquisitions depends in part upon our ability to integrate the acquired businesses in an efficient and effective manner. The integration of companies that have previously operated independently may result in significant challenges, including, among others: retaining key employees; successfully integrating new employees, business systems and technology; retaining customers of the acquired business; minimizing the diversion of management’s attention from ongoing business matters; coordinating geographically separate organizations; consolidating research and development operations; and consolidating corporate and administrative infrastructures.

Our strategic investments in new areas of technology may involve significant risks and uncertainties, including distraction of management from current operations, greater than expected liabilities and expenses, inadequate return of capital, and unidentified issues not discovered in due diligence. These investments are inherently risky and may not be successful.

In addition, we may record impairment charges related to our acquisitions or strategic investments. Any losses or impairment charges that we incur related to acquisitions, strategic investments or sales of assets will have a negative impact on our financial results, and we may continue to incur new or additional losses related to acquisitions or strategic investments.

We may have to incur debt or issue equity securities to pay for any future acquisition, which debt or equity securities could involve restrictive covenants or be dilutive to our existing stockholders.

From time to time, we may also divest non-performing assets, where we may be required to provide certain representations, warranties and covenants to their buyers. While we would seek to ensure the accuracy of such representations and warranties and fulfillment of any ongoing obligations, we may not be completely successful and consequently may be subject to claims by a purchaser of such assets.

A substantial portion of our revenue is derived from sources outside of the United States and this revenue and our business generally are subject to risks related to international operations that are often beyond our control.

For the six months ended June 30, 2013 and 2012, revenue received from our international customers constituted approximately 67% and 74%, respectively, of our total revenue. We expect that future revenue derived from international sources will continue to represent a significant portion of our total revenue.

To date, all of our revenue from international customers has been denominated in U.S. dollars. However, to the extent that such customers’ sales are not denominated in U.S. dollars, any royalties which are based on a percentage of the customers’ sales that we receive as a result of such sales could be subject to fluctuations in currency exchange rates. In addition, if the effective price of licensed products sold by our foreign customers were to increase as a result of fluctuations in the exchange rate of the relevant currencies, demand for licensed products could fall, which in turn would reduce our royalties. We do not use financial instruments to hedge foreign exchange rate risk.

We currently have international design operations in India and Italy and business development operations in Japan, Korea and Taiwan. Our international operations and revenue are subject to a variety of risks which are beyond our control, including:

•                  export controls, tariffs, import and licensing restrictions and other trade barriers;

•                  profits, if any, earned abroad being subject to local tax laws and not being repatriated to the United States or, if repatriation is possible, limited in amount;

•                  adverse tax treatment of revenue from international sources and changes to tax codes, including being subject to foreign tax laws and being liable for paying withholding, income or other taxes in foreign jurisdictions;

•                  unanticipated changes in foreign government laws and regulations;

•                  lack of protection of our intellectual property and other contract rights by jurisdictions in which we may do business to the same extent as the laws of the United States;

•                  hiring, maintaining and managing a workforce remotely and under various legal systems;

•                  natural disasters, acts of war, terrorism, widespread illness or security breaches;

•                  social, political and economic instability;

•                  geopolitical issues, including changes in diplomatic and trade relationships; and

•                  cultural differences in the conduct of business both with customers and in conducting business in our international facilities and international sales offices.

We and our customers are subject to many of the risks described above with respect to companies which are located in different countries. There can be no assurance that one or more of the risks associated with our international operations will not result in a material adverse effect on our business, financial condition or results of operations.

Weak global economic conditions may adversely affect demand for the products and services of our customers.

Our operations and performance depend significantly on worldwide economic conditions. The U.S. and world economies have experienced a prolonged period of weak economic conditions and the threats of further regional or worldwide downturn are evident today. Uncertainty about global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values, which could have a material negative effect on the demand for the products of our customers in the foreseeable future. If our customers experience reduced demand for their products as a result of economic conditions or otherwise, this could result in reduced royalty revenue and our business and results of operations could be harmed.

We are subject to various government restrictions and regulations, including on the sale of products and services that use encryption technology and those related to privacy and other consumer protection matters.

Regulatory initiatives throughout the world can also create new and unforeseen regulatory obligations on us and the technology we develop. The impact of these potential obligations varies based on the jurisdiction, but any such changes could impact whether we enter, maintain or expand our presence in a particular market or with particular potential customers.

Various countries have adopted controls, license requirements and restrictions on the export, import and use of products or services that contain encryption technology. In addition, governmental agencies have proposed additional requirements for encryption technology, such as requiring the escrow and governmental recovery of private encryption keys. Restrictions on the sale or distribution of products or services containing encryption technology may impact the ability of CRI to license its data security technologies to the manufacturers and providers of such products and services in certain markets or may require CRI or its customers to make changes to the licensed data security technology that is embedded in such products to comply with such restrictions. Government restrictions, or changes to the products or services of CRI’s customers to comply with such restrictions, could delay or prevent the acceptance and use of such customers’ products and services. In addition, the United States and other countries have imposed export controls that prohibit the export of encryption technology to certain countries, entities and individuals. Our failure to comply with export and use regulations concerning encryption technology of CRI could subject us to sanctions and penalties, including fines, and suspension or revocation of export or import privileges.

We are subject to a variety of laws and regulations in the United States, the European Union and other countries that involve, for example, user privacy, data protection and security, content and consumer protection. A number of proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. Existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase our operating costs and subject us to claims or other remedies.

Our operations are subject to risks of natural disasters, acts of war, terrorism, widespread illness or security breach at our domestic and international locations, any one of which could result in a business stoppage and negatively affect our operating results.

Our business operations depend on our ability to maintain and protect our facilities, computer systems and personnel, which are primarily located in the San Francisco Bay Area. The San Francisco Bay Area is in close proximity to known earthquake fault zones. Our facilities and transportation for our employees are susceptible to damage from earthquakes and other natural disasters such as fires, floods and similar events. Should a catastrophe disable our facilities, we do not have readily available alternative facilities from which we could conduct our business, so any resultant work stoppage could have a negative effect on our operating results. We also rely on our network infrastructure and technology systems for operational support and business activities, which are subject to damage from malicious code and other related vulnerabilities common to networks and computer systems, including acts of vandalism and potential security breach by third parties. Acts of terrorism, widespread illness, war and any event that causes failures or interruption in our network infrastructure and technology systems could have a negative effect at our international and domestic facilities and could harm our business, financial condition, and operating results.

Unanticipated changes in our tax rates or in the tax laws and regulations could expose us to additional income tax liabilities which could affect our operating results and financial condition.

We are subject to income taxes in both the United States and various foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. Our effective tax rate could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws and regulations as well as other factors. Our tax determinations are regularly subject to audit by tax authorities and developments in those audits could adversely affect our income tax provision, and we are currently undergoing such audits of certain of our tax returns.  Although we believe that our tax estimates are reasonable, the final determination of tax audits or tax disputes may be different from what is reflected in our historical income tax provisions which could affect our operating results.

Our business and operating results could be harmed if we undertake any restructuring activities.

From time to time, we may undertake to restructure our business, such as the reduction in our workforce that we announced in August 2012. There are several factors that could cause a restructuring to have an adverse effect on our business, financial condition and results of operations. These include potential disruption of our operations, the development of our technology, the deliveries to our customers and other aspects of our business. Employee morale and productivity could also suffer and we may lose employees whom we want to keep. Loss of sales, service and engineering talent, in particular, could damage our business. Any restructuring would require substantial management time and attention and may divert management from other important work. Employee reductions or other restructuring activities also would cause us to incur restructuring and related expenses such as severance expenses. Moreover, we could encounter delays in executing any restructuring plans, which could cause further disruption and additional unanticipated expense.

Litigation, Regulation and Business Risks Related to our Intellectual Property

We face current and potential adverse determinations in litigation stemming from our efforts to protect and enforce our patents and intellectual property and make other claims, which could broadly impact our intellectual property rights, distract our management, and cause substantial expenses and declines in our revenue and stock price.

We seek to diligently protect our intellectual property rights. In connection with the extension of our licensing program to SDR SDRAM-compatible and DDR SDRAM-compatible products, we became involved in litigation related to such efforts against different parties in multiple jurisdictions. In each of these cases, we have claimed infringement of certain of our patents, while the manufacturers of such products have generally sought damages and a determination that the patents in suit are invalid, unenforceable and not infringed. Among other things, the opposing parties have alleged that certain of our patents are unenforceable because we engaged in document spoliation, litigation misconduct and/or acted improperly during our 1991 to 1995 participation in the JEDEC standard setting organization (including allegations of antitrust violations and unfair competition). We have also become involved in litigation related to infringement of our patents related to products having certain peripheral interfaces. In addition, we did not prevail at jury trial in our antitrust suit against certain memory manufacturers in November 2011, which caused the market price of our stock to drop significantly. Although we have settled with one party related to its portion of the suit, we face appeals and further proceedings related to the antitrust suit. See Note 14, “Litigation and Asserted Claims,” and Note 15, “Agreement with SK Hynix,” of the Notes to Unaudited Condensed Consolidated Financial Statements of our Quarterly Report on Form 10-Q for the six months ended June 30, 2013, filed with the SEC on July 29, 2013.

There can be no assurance that any or all of the opposing parties will not succeed, either at the trial or appellate level, with such claims or counterclaims against us or that they will not in some other way establish broad defenses against our patents, achieve conflicting results or otherwise avoid or delay paying royalties for the use of our patented technology, or obtain orders to require us to pay or reimburse their costs or attorneys’ fees in material amounts or post bonds to cover such amounts. Moreover, there is a risk that if one party prevails against us, other parties could use the adverse result to defeat or limit our claims against them; conversely, there can be no assurance that if we prevail against one party, we will succeed against other parties on similar claims, defenses, or counterclaims. In addition, there is the risk that the pending litigations and other circumstances may cause us to accept less than what we now believe to be fair consideration in settlement.

Any of these matters or any future intellectual property litigation, whether or not determined in our favor or settled by us, is costly, may cause delays (including delays in negotiating licenses with other actual or potential customers), will tend to discourage future design partners, will tend to impair adoption of our existing technologies and divert the efforts and attention of our management and technical personnel from other business operations. In addition, we may be unsuccessful in our litigation if we have difficulty obtaining the cooperation of former employees and agents who were involved in our business during the relevant periods related to our litigation and are now needed to assist in cases or testify on our behalf. Furthermore, any adverse determination or other resolution in litigation could result in our losing certain rights beyond the rights at issue in a particular case, including, among other things: our being effectively barred from suing others for violating certain or all of our intellectual property rights; our patents being held invalid or unenforceable or not infringed; our being subjected to significant liabilities; our being required to seek licenses from third parties; our being prevented from licensing our patented technology; or our being required to renegotiate with current customers on a temporary or permanent basis.

Even if we are successful in our litigation, or any settlement of such litigation, there is no guarantee that the applicable opposing parties will be able to pay any damages awards or licensing fees timely or at all as a result of financial difficulties or otherwise. Delay or any or all of these adverse results could cause substantial expenses or declines in our revenue and stock price.

From time to time, we are subject to proceedings by government agencies that may result in adverse determinations against us and could cause our revenue to decline substantially.

An adverse resolution by or with a governmental agency could result in severe limitations on our ability to protect and license our intellectual property, and would cause our revenue to decline substantially. Third parties have and may attempt to use adverse findings by a government agency to limit our ability to enforce or license our patents in private litigations, to challenge or otherwise act against us with respect to such government agency proceedings.

Further, third parties have sought and may seek review and reconsideration of the patentability of inventions claimed in certain of our patents by the U.S. Patent and Trademark Office (“PTO”) and/or the European Patent Office (the “EPO”). Currently, we are subject to numerous re-examination proceedings, including proceedings initiated by SK Hynix and Micron as a defensive action in connection with our litigation against those companies. A number of these re-examination proceedings are being reviewed by the PTO’s Board of Patent Appeals and Interferences (“BPAI”). The BPAI has issued decisions in a few cases, finding the challenged claims of Rambus’s patents to be invalid. Decisions of the BPAI are subject to further PTO proceedings and appeal to the Court of Appeals for the Federal Circuit. A final adverse decision by the PTO or EPO could invalidate some or all of these patent claims and could also result in additional adverse consequences affecting other related U.S. or European patents, including in our intellectual property litigation. If a sufficient number of such patents are impaired, our ability to enforce or license our intellectual property would be significantly weakened and this could cause our revenue to decline substantially.

The pendency of any governmental agency acting as described above may impair our ability to enforce or license our patents or collect royalties from existing or potential customers, as our litigation opponents may attempt to use such proceedings to delay or otherwise impair any pending cases and our existing or potential customers may await the final outcome of any proceedings before agreeing to new licenses or to paying royalties.

Litigation or other third-party claims of intellectual property infringement could require us to expend substantial resources and could prevent us from developing or licensing our technology on a cost-effective basis.

Our research and development programs are in highly competitive fields in which numerous third parties have issued patents and patent applications with claims closely related to the subject matter of our programs. We have also been named in the past, and may in the future be named, as a defendant in lawsuits claiming that our technology infringes upon the intellectual property rights of third parties. As we develop additional products and technology, we may face claims of infringement of various patents and other intellectual property rights by third parties. In the event of a third-party claim or a successful infringement action against us, we may be required to pay substantial damages, to stop developing and licensing our infringing technology, to develop non-infringing technology, and to obtain licenses, which could result in our paying substantial royalties or our granting of cross licenses to our technologies. We may not be able to obtain licenses from other parties at a reasonable cost, or at all, which could cause us to expend substantial resources, or result in delays in, or the cancellation of, new products.

If we are unable to protect our inventions successfully through the issuance and enforcement of patents, our operating results could be adversely affected.

We have an active program to protect our proprietary inventions through the filing of patents. There can be no assurance, however, that:

•                  any current or future U.S. or foreign patent applications will be approved and not be challenged by third parties;

•                  our issued patents will protect our intellectual property and not be challenged by third parties;

•                  the validity of our patents will be upheld;

•                  our patents will not be declared unenforceable;

•                  the patents of others will not have an adverse effect on our ability to do business;

•                  Congress or the U.S. courts or foreign countries will not change the nature or scope of rights afforded patents or patent owners or alter in an adverse way the process for seeking or enforcing patents;

•                  changes in law will not be implemented, or changes in interpretation of such laws will not occur, that will affect our ability to protect and enforce our patents and other intellectual property, including as a result of the passage of the America Invents Act of 2011 (which codifies several significant changes to the U.S. patent laws, including changing from a “first to invent” to a “first inventor to file” system, limiting where a patentee may file a patent suit, requiring the apportionment of patent damages, replacing interference proceedings with derivation actions, and creating a post-grant opposition process to challenge patents after they have issued);

•                  new legal theories and strategies utilized by our competitors will not be successful;

•                  others will not independently develop similar or competing chip interfaces or design around any patents that may be issued to us; or

•                  factors such as difficulty in obtaining cooperation from inventors, pre-existing challenges or litigation, or license or other contract issues will not present additional challenges in securing protection with respect to patents and other intellectual property that we acquire.

If any of the above were to occur, our operating results could be adversely affected.

Furthermore, policymakers, including the President, as well as certain industry stakeholders, have proposed reforming U.S. patent laws and regulations to address perceived issues surrounding patent litigation initiated by non-practicing entities.  The U.S. International Trade Commission has also recently taken certain actions that have been viewed as unfavorable to patentees seeking recourse in this forum.  While we cannot predict what form any new patent reform laws or regulations may ultimately take, or what impact they may have on our business, any laws or regulations that restrict our ability to enforce our patent rights against third parties could have a material adverse effect on our business.

In addition, our patents will continue to expire according to their terms, with expiration dates ranging from 2013 to 2037. Our failure to continuously develop or acquire successful innovations and obtain patents on those innovations could significantly harm our business, financial condition, results of operations, or cash flows.

Our inability to protect and own the intellectual property we create would cause our business to suffer.

We rely primarily on a combination of license, development and nondisclosure agreements, trademark, trade secret and copyright law and contractual provisions to protect our non-patentable intellectual property rights. If we fail to protect these intellectual property rights, our customers and others may seek to use our technology without the payment of license fees and royalties, which could weaken our competitive position, reduce our operating results and increase the likelihood of costly litigation. The growth of our business depends in large part on the use of our intellectual property in the products of third party manufacturers, and our ability to enforce intellectual property rights against them to obtain appropriate compensation. In addition, effective trade secret protection may be unavailable or limited in certain foreign countries. Although we intend to protect our rights vigorously, if we fail to do so, our business will suffer.

We rely upon the accuracy of our customers’ recordkeeping, and any inaccuracies or payment disputes for amounts owed to us under our licensing agreements may harm our results of operations.

Many of our license agreements require our customers to document the manufacture and sale of products that incorporate our technology and report this data to us on a quarterly basis. While licenses with such terms give us the right to audit books and records of our customers to verify this information, audits rarely are undertaken because they can be expensive, time consuming, and potentially detrimental to our ongoing business relationship with our customers. Therefore, we typically rely on the accuracy of the reports from customers without independently verifying the information in them. Our failure to audit our customers’ books and records may result in our receiving more or less royalty revenue than we are entitled to under the terms of our license agreements. If we conduct royalty audits in the future, such audits may trigger disagreements over contract terms with our customers and such disagreements could hamper customer relations, divert the efforts and attention of our management from normal operations and impact our business operations and financial condition.

Any dispute regarding our intellectual property may require us to indemnify certain customers, the cost of which could severely hamper our business operations and financial condition.

In any potential dispute involving our patents or other intellectual property, our customers could also become the target of litigation. While we generally do not indemnify our customers, some of our license agreements provide limited indemnities, and some require us to provide technical support and information to a customer that is involved in litigation involving use of our technology. In addition, we may agree to indemnify others in the future. Any of these indemnification and support obligations could result in substantial expenses. In addition to the time and expense required for us to indemnify or supply such support to our customers, a customer’s development, marketing and sales of licensed semiconductors, lighting and display, mobile communications and data security technologies could be severely disrupted or shut down as a result of litigation, which in turn could severely hamper our business operations and financial condition as a result of lower or no royalty payments.

Risks Related to Capitalization Matters and Corporate Governance

We have been party to, and may in the future be subject to, lawsuits relating to securities law matters which may result in unfavorable outcomes and significant judgments, settlements and legal expenses which could cause our business, financial condition and results of operations to suffer.

We and certain of our current and former officers and directors, as well as our current auditors, were subject to several stockholder derivative actions, securities fraud class actions and/or individual lawsuits filed in federal court against us and certain of our current and former officers and directors. The complaints generally alleged that the defendants violated the federal and state securities laws and stated state law claims for fraud and breach of fiduciary duty. Although to date, these complaints have either been settled or dismissed, the amount of time to resolve any future lawsuits is uncertain, and these matters could require significant management and financial resources. Unfavorable outcomes and significant judgments, settlements and legal expenses in litigation related to any future securities law claims could have material adverse impacts on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure have historically created uncertainty for companies such as ours. Any new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Our certificate of incorporation and bylaws, Delaware law and our outstanding convertible notes contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our common stock.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that might enable our management to discourage, delay or prevent a change in control. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. Pursuant to such provisions:

•                  our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of common stock, which means that a stockholder rights plan could be implemented by our board;

•                  our board of directors is staggered into two classes, only one of which is elected at each annual meeting;

•                  stockholder action by written consent is prohibited;

•                  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements;

•                  certain provisions in our bylaws and certificate of incorporation such as notice to stockholders, the ability to call a stockholder meeting, advance notice requirements and action of stockholders by written consent may only be amended with the approval of stockholders holding 66 2/3% of our outstanding voting stock;

•                  our stockholders have no authority to call special meetings of stockholders; and

•                  our board of directors is expressly authorized to make, alter or repeal our bylaws.

We are also subject to Section 203 of the Delaware General Corporation Law, which provides, subject to enumerated exceptions, that if a person acquires 15% or more of our outstanding voting stock, the person is an “interested stockholder” and may not engage in any “business combination” with us for a period of three years from the time the person acquired 15% or more of our outstanding voting stock.

Certain provisions of our outstanding notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of such notes will have the right, at their option, to require us to repurchase, at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest on such notes, all or a portion of their notes. We may also be required to increase the conversion rate of such notes in the event of certain fundamental changes.

We are leveraged financially, which could adversely affect our ability to adjust our business to respond to competitive pressures and to obtain sufficient funds to satisfy our future research and development needs, to protect and enforce our intellectual property, and to meet other needs.

We have substantial existing indebtedness.  In 2009, we issued $172.5 million aggregate principal amount of our 2014 Notes, all of which remains outstanding. The degree to which we are leveraged could have negative consequences, including, but not limited to, the following:

•                  we may be more vulnerable to economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions;

•                  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, litigation, general corporate or other purposes may be limited;

•                  a substantial portion of our cash flows from operations in the future may be required for the payment of the principal amount of our existing indebtedness when due, including the remaining aggregate principal amount of the 2014 Notes at maturity in June 2014; and

•                  we may be required to make cash payments upon any conversion of the 2014 Notes, which would reduce our cash on hand.

A failure to comply with the covenants and other provisions of our debt instruments could result in events of default under such instruments, which could permit acceleration of all of our outstanding notes. Any required repurchase of our 2014 Notes as a result of a fundamental change or acceleration would reduce our cash on hand such that we would not have those funds available for use in our business.

If we are at any time unable to generate sufficient cash flows from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the instruments relating to the indebtedness, seek to refinance all or a portion of the indebtedness or obtain additional financing. There can be no assurance that we will be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us.

The price of our common stock may continue to fluctuate significantly.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RMBS.”  The trading price of our common stock has at times experienced price volatility and the trading price of our common stock may continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include:

•                  any progress, or lack of progress, real or perceived, in the development of products that incorporate our innovations and technology companies’ acceptance of our products, including the results of our efforts to expand into new target markets;

•                  our signing or not signing new licenses and the loss of strategic relationships with any customer;

•                  new litigation or developments in current litigation and the unpredictability of litigation results or settlements;

•                  announcements, or the lack of announcements, of our technological innovations or new products by us, our customers or our competitors;

•                  changes in our strategies, including changes in our licensing focus and/or acquisitions of companies with business models or target markets different from our own;

•                  positive or negative reports by securities analysts as to our expected financial results and business developments;

•                  developments with respect to patents or proprietary rights and other events or factors;

•                  trading activity related to our share repurchase program; and

•                  issuances of additional securities by us, including in acquisitions.

In addition, the stock market in general, and prices for companies in our industry in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.